                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                          APRIA HEALTHCARE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                       [APRIA HEALTHCARE GROUP INC. LOGO]

                           APRIA HEALTHCARE GROUP INC.
                               3560 Hyland Avenue
                          Costa Mesa, California 92626

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------


Time.....................    8:00 A.M. on Wednesday, July 18, 2001

Place....................    Apria Healthcare Group Inc.
                             Building Number 3500 - Grand Canyon Room
                             3560 Hyland Avenue
                             Costa Mesa, California 92626

Items of Business........    (1)  To elect seven members of the Board of
                                  Directors, with such persons to hold office until the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified.

                             (2)  To transact such other business as may
                                  properly come before the Annual Meeting and at any adjournment thereof.

Record Date..............    You can vote if you were a stockholder of record on
                             May 31, 2001.

annual report............    Our 2000 Annual Report, which is not a part of the
                             proxy soliciting material, is enclosed.

Proxy Voting.............    Shares represented by properly executed proxies
                             will be voted in accordance with the specifications therein. Shares represented by proxies which do not contain directions to the contrary will be voted
                             FOR the election of the Directors named in the attached Proxy Statement.

LIST OF STOCKHOLDERS.....    A complete list of stockholders entitled to vote at
                             the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the office of the Secretary of the company, at 3560 Hyland Avenue, Costa Mesa, California 92626, during the ten-day period preceding the Annual Meeting.




Costa Mesa, California                                        Robert S. Holcombe
June 18, 2001                             Senior Vice President, General Counsel
                                                                   and Secretary

                                TABLE OF CONTENTS

                                                                                    Page

SOLICITATION OF PROXIES...............................................................1
           Solicitation by Board......................................................1
           Expense of Solicitation....................................................1
           Your Vote is Important.....................................................1

VOTING PROCEDURE AND TABULATION.......................................................1
           Stockholders Entitled to Vote..............................................1
           Voting on Agenda Items.....................................................1
           Voting on Other Matters....................................................1
           Tabulation of Votes........................................................1
           Broker "Non-Votes".........................................................2

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT...........................2

INFORMATION REGARDING THE BOARD OF DIRECTORS..........................................4
           Composition of Board.......................................................4
           Directors' Fees............................................................4
           Committees and Meetings of the Board of Directors..........................4

GOVERNANCE OF THE COMPANY.............................................................5
           Our Corporate Governance Guidelines........................................5

REPORT OF THE AUDIT COMMITTEE.........................................................7

REPORT OF THE COMPENSATION COMMITTEE..................................................7
           Compensation Philosophy and Program for Senior Management..................7
           Factors Affecting the Evaluation of Executive Performance for 2000.........8
           Total Compensation.........................................................8
           2000 Total Compensation for the Chief Executive Officer....................9
           Salaries for Executive Officers............................................9
           2000 Executive Officer Bonuses.............................................9
           Long Term Incentive Compensation...........................................9
           Tax Treatment of Stock Options............................................10
           Stock Option Awards to Executive Officers.................................10

ELECTION OF DIRECTORS................................................................10
           Nominees for Election to Board............................................10
           Vote Required for Election of Directors...................................10
           Nominees and Directors....................................................11

EXECUTIVE COMPENSATION AND OTHER INFORMATION.........................................12
           Summary of Executive Compensation.........................................12
           Summary of Option Grants..................................................13
           Summary of Options Exercised..............................................14
           Compensation Committee Interlocks and Insider Participation...............14

EMPLOYMENT AND SEVERANCE AGREEMENTS..................................................14

PERFORMANCE GRAPH....................................................................17

                                TABLE OF CONTENTS
                                   (continued)

                                                                                    Page

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT BY CERTAIN COMPANY AFFILIATES......18

INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY........................18
           Independent Auditors......................................................18
           Audit Fees................................................................18
           Financial Information Systems Design and Implementation Fees..............18
           All Other Fees............................................................18
           Independence..............................................................18

ANNUAL REPORT........................................................................18

PROPOSALS OF STOCKHOLDERS............................................................19

OTHER MATTERS........................................................................19

APPENDIX
           Audit Committee Charter...................................................20

                                                   APRIA HEALTHCARE GROUP INC.
                                                   3560 Hyland Avenue
                                                   Costa Mesa, California  92626

                           P R O X Y S T A T E M E N T

                             SOLICITATION OF PROXIES

SOLICITATION BY BOARD

     THE ACCOMPANYING PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF APRIA HEALTHCARE GROUP INC. FOR USE AT APRIA'S 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 18, 2001, AT 8:00 A.M. LOCAL TIME, AT THE COMPANY'S COSTA MESA, CALIFORNIA HEADQUARTERS, 3560 HYLAND AVENUE (BUILDING NO. 3500 - GRAND CANYON ROOM), COSTA MESA, CALIFORNIA 92626, AND AT ANY ADJOURNMENT THEREOF.

     THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT JUNE 18, 2001.

EXPENSE OF SOLICITATION

     The expense of soliciting proxies will be borne by Apria. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees may solicit proxies personally or by telephone or special letter without any additional compensation. Apria also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH ENVELOPE IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

                         VOTING PROCEDURE AND TABULATION

STOCKHOLDERS ENTITLED TO VOTE

     Holders of Apria common stock at the close of business on May 31, 2001, the record date with respect to this solicitation, are entitled to notice of and to vote at the annual meeting. Each stockholder of record is entitled to one vote per share. As of the record date 53,808,267 shares of the company's common stock were outstanding. No shares of any other class of stock were outstanding.

VOTING ON AGENDA ITEMS

     All shares represented by each properly executed unrevoked proxy received in time for the annual meeting will be voted in the manner specified therein. If you sign your proxy card but do not mark contrary voting instructions thereon, the shares represented by the proxy will be voted "for" each of the nominees described herein (See "Election of Directors"). An executed proxy may be revoked at any time before its exercise by filing with Apria's Secretary a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect your right to vote in person should you find it convenient to attend the annual meeting and desire to vote in person.

VOTING ON OTHER MATTERS

     If any other matters are properly presented at the annual meeting, the persons named in the proxy card will be entitled to vote on those matters for you. As of the date of mailing of this proxy statement, Apria was not aware of any other matters to be raised at the annual meeting.

TABULATION OF VOTES

     Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by Apria to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or majority of "votes cast."

BROKER "NON-VOTES"

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information as of the May 31, 2001, record date with respect to the beneficial ownership of Apria's common stock by each person who is known by the company to beneficially own more than 5% of Apria's common stock (based on a review of current Schedule 13D and Schedule 13G filings), each Director of the company, Apria's Chief Executive Officer, the five other most highly compensated executive officers who were serving in such capacity as of December 31, 2000, and all Directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

                            SECURITY OWNERSHIP TABLE

                                                                 AMOUNT AND NATURE OF        PERCENT OF
NAME OF BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP          CLASS
------------------------                                         --------------------        ----------

Relational Investors, LLC(1)                                          10,936,282               20.32%
David H. Batchelder(1)                                                11,061,282               20.56
Ralph V. Whitworth(1)                                                 11,007,948               20.46
Joel L. Reed(1)                                                       10,936,282               20.32
George L. Argyros(2)                                                   2,770,434                5.15
Janus Capital Corporation (3)                                          2,729,200                5.07
Thomas H. Bailey(3)                                                    2,729,200                5.07
Philip L. Carter(4)                                                      800,000                1.49
David L. Goldsmith(5)                                                    376,902                  *
Lawrence M. Higby(6)                                                     374,333                  *
John C. Maney(7)                                                         243,000                  *
Dennis E. Walsh(8)                                                            --                 --
Michael R. Dobbs(9)                                                      121,180                  *
Robert S. Holcombe(10)                                                    87,366                  *
Richard H. Koppes(11)                                                     52,200                  *
Philip R. Lochner, Jr.(12)                                                52,000                  *
Beverly Benedict Thomas(13)                                               50,000                  *
All current directors and executive officers as a group
(13 persons)(14)                                                      13,435,684              24.97

------------------

 *   Less than 1%

(1) According to a Schedule 13D Amendment, dated April 19, 1999, and Form 4 filings dated May 14 and December 16, 1999 and September 7, 2000, all of which have been filed with the Securities and Exchange Commission, Relational Investors, LLC ("RILLC"), its affiliated companies and Messrs. Batchelder, Whitworth and Reed, individually and as Managing Members of RILLC, have sole voting and dispositive power as to 11,132,948 shares, which amount includes 121,666 shares subject to options that are currently exercisable. 10,936,282 of the shares are held by RILLC or by limited partnerships (Relational Coast Partners, L.P., Relational Investors, L.P., Relational Fund Partners, L.P., or Relational Partners, L.P.) of which RILLC is the sole general partner. Mr. Whitworth, who is the non-employee Chairman of the company's Board of Directors, holds currently exercisable options to acquire 71,666 shares, and Mr. Batchelder, who also serves as a non-employee member of the company's Board of Directors, holds 75,000 shares in a personal account and currently exercisable options to acquire 50,000 shares. According to a Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 8, 2001, RILLC is offering to sell up to 9,775,000 of the shares it currently holds. Mr. Reed's holdings are all through RILLC. The mailing address of Relational Investors, LLC and each of Messrs. Whitworth, Batchelder and Reed is 11975 El Camino Real, Suite 300, San Diego, California 92130.

(2) According to a Schedule 13D Amendment, dated June 25, 1998, filed with the Securities and Exchange Commission, Mr. Argyros has sole investment and dispositive power as to all 2,770,434 shares. This number includes 6,666 shares subject to options that are currently exercisable. This number includes 2,430,670 shares owned by HBI Financial, Inc., of which Mr. Argyros is the sole shareholder. This number also includes (1) 280,912 shares held in trust by two private charitable foundations of which Mr. Argyros is a vice president and director with respect to which he disclaims beneficial ownership, (2) 500 shares held in a charitable trust of which Mr. Argyros is a trustee but not a beneficiary with respect to which he disclaims beneficial ownership, (3) 31,050 shares held in a trust for the benefit of Mr. Argyros' children, for which Mr. Argyros disclaims beneficial ownership and (4) 20,636 shares held by Mr. Argyros individually. The amount listed does not include 3,450 shares held in a trust of which Mr. Argyros is not a trustee for the benefit of certain of Mr. Argyros' adult children who do not share his household for which he disclaims beneficial ownership and 2,400 shares held in a trust of which Mr. Argyros is not a trustee for the benefit of Mr. Argyros' mother-in-law for which he disclaims beneficial ownership. The mailing address for Mr. Argyros is c/o Arnel Development Company, 949 South Coast Drive, Suite 600, Costa Mesa, California 92626.

(3) According to a Schedule 13G dated February 15, 2001, Janus Capital Corporation ("Janus") reported beneficial ownership as well as sole dispositive and voting power with respect to 2,729,200 shares. Thomas H. Bailey ("Bailey") joined in the report stating that, as a 12.2% shareholder, President and Chairman of the Board of Janus, he may be deemed to have the power to exercise or direct the exercise of Janus' dispositive and voting powers, even though he disclaims beneficial ownership and the right to receive dividends from, or the proceeds of any sale, of the stock. Janus is a registered investment advisor which furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act of 1940 and individual and institutional clients. The mailing address for Janus is 100 Filmore Street, Denver, Colorado 80206-4923.

(4)  Includes 775,000 shares subject to options that are currently exercisable.

(5) Includes 300,236 held in a shared trust with Mr. Goldsmith's wife and 76,666 shares subject to options that are currently exercisable.

(6)  Includes 363,333 shares subject to options that are currently exercisable.

(7)  Includes 235,000 shares subject to options that are currently exercisable.

(8)  Mr. Walsh resigned from the company effective April 27, 2001.

(9)  Includes 110,000 shares subject to options that are currently exercisable.

(10) Includes 74,666 shares subject to options that are currently exercisable. Also includes 200 shares held by Mr. Holcombe's wife.

(11) Includes 50,000 shares subject to options that are currently exercisable.

(12) Includes 50,000 shares subject to options that are currently exercisable.

(13) Includes 49,000 shares subject to options that are currently exercisable.

(14) Includes shares owned by certain trusts. Also includes 2,055,731 shares subject to options that are currently exercisable.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

COMPOSITION OF BOARD

     Apria's Board of Directors consists of such number of Directors as may be determined by the Board of Directors from time to time. The Board of Directors currently consists of seven Directors who are subject to reelection on an annual basis. All seven current Directors have been nominated for reelection to a term of one year or until the election and qualification of their successors.

DIRECTORS' FEES

     All Directors of Apria are reimbursed for their out-of-pocket expenses incurred in connection with attending Board and related committee meetings. During 2000, each non-employee Director received (i) $1,000 per Board or committee meeting attended in person ($2,000 per committee meeting for the Director who was the committee's chairman), (ii) $500 per Board or committee meeting attended via telephone, and (iii) an annual option grant for 15,000 shares of the company's common stock (25,000 shares for the nonexecutive chairman). The level of fees and compensation for directors is expected to remain the same during 2001.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Standing committees of Apria's Board of Directors include a Corporate Governance and Nominating Committee, an Audit Committee, a Compliance Committee and a Compensation Committee. The Board of Directors held six meetings during the 2000 fiscal year.

     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance and the nomination and evaluation of Directors. The Committee also reviews and assesses the effectiveness of the Board's Guidelines on Corporate Governance and recommends to the Board proposed revisions thereto. Currently, the Corporate Governance and Nominating Committee consists of Messrs. Koppes (Chairman) and Whitworth and Ms. Thomas. The Committee is willing to consider nominees proposed by stockholders but has established no formal procedures for stockholders to follow in submitting such nominations. The Corporate Governance and Nominating Committee met on four occasions during 2000.

     Audit Committee. The Board of Directors and the Audit Committee have adopted a written Audit Committee Charter, a copy of which is attached hereto as an Appendix. The Committee's functions are described in the Charter. The Committee consists of Messrs. Lochner (Chairman), Batchelder and Goldsmith. The Board of Directors has determined that each member serving on the Audit Committee is "independent" as independence is defined in Sections
303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. The Committee met on five occasions during 2000.

     Compliance Committee. The Compliance Committee exercises oversight responsibility with respect to the company's regulatory compliance programs, monitors certain aspects of those programs and reports to the Board regarding the same. Currently, the Committee consists of Messrs. Goldsmith (Chairman) and Lochner. The Committee met on four occasions during 2000.

     Compensation Committee. The Compen-sation Committee conducts an annual performance review of Apria's senior management and establishes their salaries, bonuses and stock option awards. Currently, the Compensation Committee consists of Messrs. Batchelder (Chairman), Whitworth and Koppes. The Committee met on one occasion during 2000.

                            GOVERNANCE OF THE COMPANY
                       OUR CORPORATE GOVERNANCE GUIDELINES

     Apria's Board of Directors has adopted the following Corporate Governance
Guidelines:

BOARD MISSION AND RESPONSIBILITIES

     Mission Statement. The company's primary objective is to maximize stockholder value over the long term while adhering to the laws of the jurisdictions within which it operates and observing the highest ethical standards.

     Corporate Authority and Responsibility. All corporate authority resides in the Board of Directors as fiduciaries on behalf of the stockholders. The Board delegates authority to management to pursue the company's mission. Management, not the Board, is responsible for managing the company. The Board retains responsibility to recommend candidates to the stockholders for election to the Board of Directors. The Board retains responsibility for selection and evaluation of the Chief Executive Officer, oversight of succession plans, determination of senior management compensation, approval of the annual budget, and review of systems, procedures and controls. The Board also advises management with respect to strategic plans.

BOARD OPERATIONS

     Board Agenda. The Chairman of the Board in coordination with the Chief Executive Officer shall set the agenda for each Board meeting, taking into account input and suggestions from members of the Board.

     Strategic Planning. The Board shall hold an annual strategic planning session. The timing and agenda for this meeting are to be suggested by the Chief Executive Officer.

     Independent Advice. The Board (or with the Board's approval, a committee) may seek legal or other expert advice from a source independent of management. Generally, this would be with the knowledge of the Chief Executive Officer and the Chairman of the Board.

     Access to Top Management. Board members are free to contact members of senior management and are encouraged to coordinate their contacts with the Chief Executive Officer. Additionally, regular attendance and participation in Board meetings by senior management is encouraged as appropriate.

     Executive Meetings of Independent Directors. An executive meeting of independent Directors should be held during each Board meeting. The Chairman shall lead these sessions.

     Field Board Meetings. Board meetings should periodically include operational site visits. The Chief Executive Officer shall determine appropriate sites and scheduling of such meetings.

     Board Evaluation. The Corporate Governance and Nominating Committee shall be responsible for evaluating Directors as part of its process for recommending Director nominees to the Board. The Corporate Governance and Nominating Committee shall be responsible for coordinating an annual evaluation by the Directors of the Board's performance and procedures.

     Written Guidelines and Policies. The Board shall maintain written corporate governance guidelines and operational policies which will be reviewed annually by the Corporate Governance and Nominating Committee.

BOARD STRUCTURE

     Positions of Chairman and Chief Executive Officer. The positions of Chairman and Chief Executive Officer shall be filled by separate persons and the Chairman shall be an Independent Director.

     Board Composition. Independent Directors shall constitute a substantial majority of the Board.

     Number of Directors. The Board shall assess its size from time to time. It is the Board's philosophy that smaller Boards are most effective.

     Committees. The standing Board committees shall be the Audit Committee, the Compliance Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. All standing committees shall be made up of Independent Directors. Each standing committee shall maintain a written charter approved by the Board. Committees shall receive authority exclusively through delegation from the Board. All committee actions must be ratified by the Board before becoming effective, unless taken pursuant to an express delegation of authority. A Director may attend any Board committee meeting. The Chairman shall recommend periodic rotation of Committee assignments.

     Independent Directors. "Independent Director" means a person who is independent of management and free from any relationship with the company or otherwise (including serving as consultants or service providers to the company except as approved by the Independent Directors for special projects) that, in the opinion of the Board of Directors, would interfere in the exercise of independent judgement as a Director. No officer or employee of the company or its subsidiaries shall be qualified as an Independent Director. It is also presumed that no former officer or employee of the company may qualify as an Independent Director, provided that this presumption is rebuttable upon an affirmative determination by the Board.

DIRECTORS

     Nominees for Election to the Board. The Corporate Governance and Nominating Committee shall recommend nominees to the full Board for annual elections of Directors. The Committee shall welcome input from all Directors and stockholders.

     Retirement. Retirement age shall be 72. Directors shall submit their resignation effective at the Annual Meeting immediately preceding their 72nd birthday.

     Changes in Professional Responsibility. The Board should consider whether a change in an individual's professional responsibilities directly or indirectly impacts that person's ability to fulfill Directorship obligations. To facilitate the Board's consideration, the Chief Executive Officer and other employee Directors shall submit a resignation as a matter of course upon retirement, resignation or other significant change in professional roles.

     Director Compensation and Stock Ownership. From time to time, the compensation of Directors shall be reviewed by the Compensation Committee, which shall make recommendations to the full Board. The Board's philosophy is that a substantial portion (up to 100%) of Director compensation shall be equity-based. The Board shall also maintain minimum stock ownership guidelines for Directors.

     Chief Executive Officer Evaluation. The Compensation Committee shall be responsible for coordinating an annual evaluation of the Chief Executive Officer by the Independent Directors. The Independent Directors will also determine guidance for the Compensation Committee with respect to Chief Executive Officer's compensation. The Chairman of the Compensation Committee shall be the liaison with the Chief Executive Officer.

     Management Succession. The Board shall coordinate with the Chief Executive Officer to ensure that a successor for emergencies is designated at all times and that a formalized process governs long-term management development and succession. The Chief Executive Officer shall report to the Board annually about development of senior management personnel and succession plans, which shall be approved by the Board.

     Outside Board Memberships. The Chief Executive Officer and other members of senior management shall seek the approval of the Board before accepting outside board memberships, and the Board generally discourages more than one corporate board and one charitable board membership.

                          REPORT OF THE AUDIT COMMITTEE

To:  The Board of Directors

     The Audit Committee of the Board of Directors of the company reviews the company's financial reporting process on behalf of the Board of Directors. Management of the company has the primary responsibility for the financial statements and the reporting process of the company, including the system of internal controls, the presentation of the financial statements and the integrity of the financial statements. Management has represented to the Audit Committee that the company's financial statements have been prepared in accordance with generally accepted accounting principles. The company's auditors, Deloitte & Touche LLP are responsible for auditing the company's financial statements and expressing an opinion on the conformity of such audited financial statements to generally accepted accounting principles.

     The members of the Audit Committee are not professionally engaged in, and are not experts in, auditing or accounting. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the company's auditors. Accordingly, the Audit Committee's review does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's activities do not assure that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company's auditors are in fact independent.

     In this context, the Audit Committee has reviewed and discussed the company's audited financial statements with management and the company's auditors. The Audit Committee has discussed with the company's auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the company's auditors the written disclosures such auditors have represented are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. In this connection, the Audit Committee has considered whether such auditors' provision of non-audit services to the company is compatible with the auditors' independence.

     In reliance on the reviews and discussions referred to above, and subject to the limitations set forth above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Date:  March 20, 2001

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Philip R. Lochner, Jr. (Chairman)
David H. Batchelder
David L. Goldsmith

                      REPORT OF THE COMPENSATION COMMITTEE

To:  The Board of Directors

     As members of the Compensation Committee, it is our duty to administer Apria's overall compensation program for its senior and mid-level management. In addition, the Compensation Committee evaluates the performance and specifically establishes the compensation of the Chief Executive Officer. The Compensation Committee is comprised entirely of independent Directors who are not officers or employees of Apria.

COMPENSATION PHILOSOPHY AND PROGRAM FOR SENIOR MANAGEMENT

     During 2000 Apria's compensation program for executive officers was designed to:

o reward each member of senior management commensurately with the company's overall growth and financial performance;

o attract and retain individuals who are capable of leading the company in achieving its business objectives in an industry characterized by competitiveness, growth and change; and

o    encourage ownership of Apria's stock by executive officers.

     The company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the financial success of the company. As discussed below, the program consists of, and is intended to strike a balance among, three elements:

o Salaries. Salaries for the Chief Executive Officer and President are based on the Committee's evaluation of individual job performance and an assessment of the salaries and total compensation mix paid by other similar companies to executive officers holding equivalent positions. The salaries for all other executive officers are approved by the Compensation Committee pursuant to recommendations made by the Chief Executive Officer on the basis of similar criteria.

o Executive bonuses. Executive bonuses were based on an evaluation of company performance against qualitative and quantitative measures.

o Long-term incentive compensation. Long-term incentive awards, which consisted of stock options, as well as a two-year bonus program tied to the achievement by the company of certain financial objectives, were designed to insure that incentive compensation is linked to the long-term performance of the company and, in the case of stock options, its common stock. Stock option awards provide an incentive that focuses attention on managing the company from the prospective of an owner, and continue to constitute a key component of Apria's compensation plan for executive officers.

FACTORS AFFECTING THE EVALUATION OF EXECUTIVE PERFORMANCE FOR 2000

     During 2000, the company continued to pursue a plan for achieving profitable operating results through the following principal elements:

o Maintaining disciplined focus on existing service offerings and increasing emphasis on home respiratory therapy.

o    Supplementing internal growth with selective acquisitions.

o Continuing to implement "best practices" programs throughout the corporate and field operations.

o    Improving the company's capital structure.

     As those objectives have been and continue to be achieved and the company has been returned to profitability, management has placed increased emphasis on sales and operations and has continued its emphasis on compliance issues.

     Members of senior management have been asked to adapt their activities so as to achieve the benefits sought by the foregoing strategies. Accordingly, members of senior management were and continue to be evaluated in light of their contributions toward achievement of the objectives so established by the Chief Executive Officer and the management team. Future compensation for senior management will continue to be based in large part on the company's ability to effectively develop and implement strategies that enable Apria to achieve those objectives.

TOTAL COMPENSATION

     Target total compensation levels of Apria executives are established with consideration given to an analysis of competitive market total compensation. The total compensation package for each executive is broken down into the three basic components indicated above and discussed in more detail below. During 2000 and the current year, the Committee has been shifting its mix of executive compensation towards an increase in incentive compensation, with proportionately lesser emphasis on salaries. This strategy is intended to increase the "performance based" component of the company's executive compensation, and the Committee intends to continue this emphasis in 2001.

2000 TOTAL COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     During 2000, Philip L. Carter served as Apria's Chief Executive Officer. The Committee does not usually rely on predetermined formulas or a limited set of criteria when it evaluates the performance of the company's Chief Executive Officer. Instead, the Committee considers:

o    management's overall accomplishments;

o    the accomplishments of the individual;

o    the company's financial performance; and

o    other criteria discussed below.

     The Committee has designed a compensation package for Mr. Carter which provides a competitive salary (currently $680,000 annually), with the potential of significant bonus and long-term incentive plan compensation in the event the company performs well under his leadership. For 2000, Mr. Carter's total bonus compensation was $421,354, and his long-term compensation payout allocable to the first two complete fiscal years of his tenure was $680,000.

     The Committee believes that the most significant portion of the package consists of options to purchase up to 750,000 shares of Apria's common stock at an exercise price of $9.00 per share granted to Mr. Carter when he was first employed by Apria. The options from Mr. Carter's initial grant vested on an accelerated basis because certain target prices for the company's common stock were met and are now fully vested. Mr. Carter was granted options for an additional 75,000 shares during 1999 at a per share exercise price of $16.9375 and for a further 500,000 shares during 2000 at a per share exercise price of $27.125. The additional option grant shares vest in annual increments over a period of five years beginning in 2001. Mr. Carter's compensation package is designed to couple his interests with those of Apria's stockholders.

SALARIES FOR EXECUTIVE OFFICERS

     In setting salaries, the first element of the executive compensation program, the Committee did not use a predetermined formula. Instead, the 2000 salaries of the Chief Executive Officer, the President and the other executive officers were based on:

o    the Committee's evaluation of individual job performance;

o    an assessment of the company's performance; and

o a consideration of salaries paid by similar companies to executive officers holding equivalent positions.

     Philip L. Carter. Mr. Carter's annual salary for 2000 was $650,000. For 2001, it has been set at $680,000. The Committee feels the increase was justified due to the facts that Mr. Carter has continued to improve the company's profitability and that his activities have resulted in a dramatic increase in the value of the company's common stock.

     Other Executive Officers. The 2000 salaries of the five other most highly compensated executive officers are shown in the "Salary" column of the Summary Compensation Table. In keeping with the company's general reduced emphasis on salary increases as a compensation tool, 2001 annual performance increases for the executive officers in question were limited to no more than 5%.

2000 EXECUTIVE OFFICER BONUSES

     Bonuses for all executive officers were awarded under the 2000 Executive Officer Incentive Compensation Plan, a plan adopted to provide members of senior management with significant bonus compensation upon the achievement of certain improved performance levels for the 2000 fiscal year.

     The target levels of performance established for the company in the 2000 Executive Officer Incentive Compensation Plan were exceeded, and the resulting 2000 bonus payments to Mr. Carter and the five other most highly compensated executive officers of the company are listed in the "Bonus" column of the Summary Compensation Table.

LONG-TERM INCENTIVE COMPENSATION

     As noted above, the company provided long-term compensation to certain members of senior and mid-level management under various bonus and stock incentive plans. The long-term cash incentive program came to conclusion in 2000. However, the stock incentive plans provide the company with the ability to periodically reward key employees, including executive officers, with options to purchase shares of the company's common stock.

     The value of stock options is tied to the future performance of the company's common stock and provides value to the recipient only when the price of the company's common stock increases above the option grant price.

TAX TREATMENT OF STOCK OPTIONS

     The Compensation Committee has considered the anticipated tax treatment to the company regarding the compensation and benefits paid to the executive officers of the company in light of the enactment of Section 162(m) of the United States Internal Revenue Code. The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the company with a compensation package which will preserve the deductibility of such payments for the company to the greatest extent possible. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. In addition, in order to attract qualified management personnel, it has proven necessary to grant certain long-term incentives that may not be deductible under
Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

STOCK OPTION AWARDS TO EXECUTIVE OFFICERS

     The stock option grants to the company's Chief Executive Officer during 2000 as well as those for the other five most highly compensated executive officers are shown in the "Options Granted" column of the Summary Compensation Table.


Date:  May 31, 2001


the compensation committee
Of the board of directors
David H. Batchelder (Chairman)
Ralph V. Whitworth
Richard H. Koppes

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO BOARD

     The nominees for election are David H. Batchelder, Philip L. Carter, David
L. Goldsmith, Richard H. Koppes, Philip R. Lochner, Jr., Beverly Benedict Thomas and Ralph V. Whitworth, each of whom currently serves on the Board. If elected, they will serve for one year or until the election and qualification of successors.

     If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may further reduce the number of Directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or further reduce the number of Directors.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

     For the purpose of electing Directors, each stockholder is entitled to one vote for each Director to be elected for each share of common stock owned. The candidates receiving the highest number of votes will be elected.

     The accompanying proxies solicited by the Board of Directors will be voted "for" the election of the nominees unless the proxy card is marked to withhold authority to vote for any nominee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

NOMINEES AND DIRECTORS

         Set forth below are the names, ages and past and present positions of the persons serving as Apria's Directors who have been nominated to continue serving after the annual meeting:

                                          BUSINESS EXPERIENCE DURING LAST               DIRECTOR
 NAME AND AGE:                             FIVE YEARS AND DIRECTORSHIPS:                 SINCE:
 -------------                            -------------------------------               --------

 Ralph V. Whitworth (45)        Chairman of the Board of Directors of Apria               1998
                                since April 28, 1998. Mr. Whitworth is also a
                                principal and Managing Member of Relational
                                Investors, LLC, a private investment company. He
                                is also a partner in Batchelder & Partners,
                                Inc., a financial advisory and
                                investment-banking firm based in San Diego,
                                California which is registered as a
                                broker-dealer under Section 15(b) of the
                                Securities Exchange Act of 1934 and a member of
                                the National Association of Securities Dealers,
                                Inc. From 1988 until 1996, Mr. Whitworth was
                                president of Whitworth and Associates, a
                                corporate advisory firm. Mr. Whitworth is also a
                                director of Tektronix, Inc., Mattel, Inc. and
                                Waste Management, Inc.

 David H. Batchelder (52)       Principal and Managing Member of Relational               1998
                                Investors, LLC since March 1996. Since 1998 he
                                has served as the Chairman and Chief Executive
                                Officer of Batchelder & Partners, Inc., a
                                financial advisory and investment banking firm
                                based in San Diego, California, which is a
                                registered broker-dealer under Section 15(b) of
                                the Securities Exchange Act of 1934 and a member
                                of the National Association of Securities
                                Dealers, Inc. Mr. Batchelder also serves as a
                                director of Nuevo Energy Company and Washington
                                Group International, Inc.

 Philip L. Carter (53)          Chief Executive Officer and a Director of Apria           1998
                                since May 1998. Prior to joining Apria, Mr.
                                Carter had served as President and Chief
                                Executive Officer of Mac Frugal's Bargains o
                                Close-Outs Inc., a chain of retail discount
                                stores, since 1995.

 David L. Goldsmith (53)        Managing Director of RS Investments, an                   1987*
                                investment management firm. Prior to joining RS
                                Investments in March 1999, he served as Managing
                                Director of Robertson, Stephens Investment
                                Management, an investment management firm
                                initially owned by Bank of America National
                                Trust and Savings Association and thereafter by
                                BancBoston Corporation. He was affiliated with
                                Robertson, Stephens & Company LLC and its
                                predecessors from 1981 through 1999. Mr.
                                Goldsmith is also a director of Balanced Care
                                Corporation.

 Richard H. Koppes (54)         Of Counsel to Jones, Day, Reavis & Pogue, a law           1998
                                firm, and a Consulting Professor of Law and
                                Co-Director of Education Programs at Stanford
                                University School of Law. He served as a
                                principal of American Partners Capital Group, a
                                venture capital and consulting firm, from August
                                1996 to December 1998. From May 1986 through
                                July 1996, Mr. Koppes held several positions
                                with the California Public Employees' Retirement
                                System, including General Counsel, Interim Chief
                                Executive Officer and Deputy Executive Officer.
                                Mr. Koppes is also a director of Mercy
                                Healthcare, a non-profit hospital system.

                                          BUSINESS EXPERIENCE DURING LAST               DIRECTOR
 NAME AND AGE:                             FIVE YEARS AND DIRECTORSHIPS:                 SINCE:
 -------------                            -------------------------------               --------

 Philip R. Lochner, Jr. (58)    Member of the Boards of Directors of Clarcor,             1998
                                Inc. and GTech Holdings Corp. He is also a
                                member of the Advisory Council of Republic New
                                York Corporation. From July 1991 to July 1998,
                                he served as Senior Vice President -
                                Administration of Time Warner Inc.

 Beverly Benedict Thomas (58)   Managing Partner of Thomas Consulting Group               1998
                                (formerly BBT Strategies), a consulting firm
                                specializing in public affairs and strategic
                                planning. Previously, Ms. Thomas was a principal
                                of UT Strategies, Inc., a public affairs firm,
                                from 1995 to 1997. Ms. Thomas served as a
                                Commissioner of the Los Angeles City Employees'
                                Retirement System from 1995 through 2000 and as
                                a Director of Catellus Real Estate Development
                                Corporation, a diversified real estate operating
                                company, from 1995 through May of 2001.

* Director of Homedco Group, Inc. ("Homedco"), from 1987 until June 28, 1995, when Homedco was merged into Abbey Healthcare Group Incorporated ("Abbey") and Abbey's name was changed to Apria Healthcare Group Inc. Director of Apria from the date of the merger until the present.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                        SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth all compensation for the 2000, 1999, and 1998 fiscal years paid to or earned by Apria's Chief Executive Officer, and the five other most highly compensated executive officers during the 2000 fiscal year.

                                               SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                                     ANNUAL COMPENSATION         LONG-TERM COMPENSATION(1)
                                                   -----------------------       -------------------------
                                                                                  OPTIONS         LTIP          ALL OTHER
                                                   SALARY(2)        BONUS        GRANTED(3)     PAYOUTS(4)     COMPENSATION
NAME                                    YEAR          ($)            ($)            (#)            ($)             ($)
-----------------------------------     ----       ---------       -------       ----------     ----------     ------------

Philip L. Carter                        2000        661,538        421,354        500,000        680,000         3,330(6)
  Chief Executive Officer(5)            1999        613,694        480,000         75,000             --         3,430(6)
                                        1998        330,499        300,000        750,000             --            --

Lawrence M. Higby                       2000        443,553        285,224        300,000        440,000         3,330(6)
  President and Chief                   1999        418,386        329,600         40,000             --         3,295(6)
  Operating Officer                     1998        424,113         20,000        300,000             --            --

John C. Maney                           2000        382,921        243,089        200,000        390,000         3,330(6)
  Executive Vice President              1999        358,522        280,000         30,000             --         1,615(6)
  and Chief Financial Officer(7)        1998         37,347        100,000        225,000             --            --

Michael R. Dobbs                        2000        251,492        162,059         75,000        250,000         3,330(6)
  Executive Vice President,             1999        210,332        168,000         30,000             --        23,151(9)
  Logistics (8)                         1998         93,600         90,000        100,000             --         2,500(10)

Dennis E. Walsh                         2000        247,155        155,577         75,000        240,000         3,330(6)
  Executive Vice President,             1999        234,702        182,160         30,000             --         2,890(6)
  Sales                                 1998        237,971         18,750        100,000             --         3,940(6)

Robert S. Holcombe                      2000        304,774        194,471         40,000        300,000         3,330(6)
  Senior Vice President,                1999        292,439        228,800         20,000             --         3,160(6)
  General Counsel and                   1998        292,869         19,500         40,000             --         3,940(6)
  Secretary

(1)  Apria has not issued stock appreciation rights or restricted stock awards.

(2) These amounts include an automobile allowance which is paid as salary. Salary is paid on the basis of bi-weekly pay periods, with payment for each period being made during the week following its termination. Due to the fact that 1998 contained a payment date for a pay period which ended in 1997, amounts reported as salary paid for 1998 vary slightly from the actual amounts of the 1998 salaries of the executive officers listed above.

(3) The option grants for 1999 were approved by the company's Board of Directors in October 1999 but did not become effective and were not fixed as to price until January 3, 2000. The option grants for 2000 were approved by the company's Board of Directors in October 2000 but did not become effective and were not fixed as to price until January 2, 2001.

(4) Payments under a two-year incentive plan adopted by the Board of Directors in December 1998. Includes payments made in 2001 but allocable to the 1999-2000 period covered by the plan.

(5)  Mr. Carter was first employed by the company in May 1998.

(6) Annual contribution by Apria to the company's 401(k) Savings Plan in the name of the individual.

(7)  Mr. Maney was first employed by the company in November 1998.

(8)  Mr. Dobbs was first employed by the company in June 1998.

(9) $2,423 contribution by Apria to the company's 401(k) Savings Plan in the name of the individual and $20,728 in relocation expense payments.

(10) Relocation payment.

SUMMARY OF OPTION GRANTS

     The following table provides information with respect to grants of options in 2000 to Apria's Chief Executive Officer and the five other most highly compensated executive officers of the company. These amounts or calculations do not include options approved in 1999, which did not become effective until January 3, 2000, but do include options approved in 2000 which did not become effective until January 2, 2001.

                               OPTION GRANTS TABLE

                                                                                       POTENTIAL REALIZABLE
                         NUMBER OF                                                     VALUE AT ACCRUAL RATE
                         SECURITIES       % OF TOTAL                 EXPIRATION        OF STOCK APPRECIATION
                         UNDERLYING    OPTIONS GRANTED                DATE OF            FOR OPTION TERM($)
                          OPTIONS      TO EMPLOYEES IN    EXERCISE    OPTIONS        ---------------------------
NAME                      GRANTED        FISCAL YEAR      PRICE($)    GRANTED            5%                10%
-----------------        ----------    ---------------    --------   ----------      ---------        ----------

Philip L. Carter          500,000           25.19%         27.125    01/02/11        8,529,383        21,615,132
Lawrence M. Higby         300,000           15.12%         27.125    01/02/11        5,117,630        12,969,079
John C. Maney             200,000           10.08%         27.125    01/02/11        3,411,753         8,646,053
Michael R. Dobbs           75,000            3.78%         27.125    01/02/11        1,279,407         3,242,270
Dennis E. Walsh            75,000            3.78%         27.125    01/02/11        1,279,407         3,242,270
Robert S. Holcombe         40,000            2.01%         27.125    01/02/11          682,351         1,729,210

SUMMARY OF OPTIONS EXERCISED

     The following table provides information with respect to the exercise of stock options by Apria's Chief Executive Officer and the five other most highly compensated executive officers of the company during the 2000 fiscal year, together with the fiscal year-end value of unexercised options.


 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                                OPTIONS AT               THE-MONEY OPTIONS AT
                               SHARES                       FISCAL YEAR-END(1)          FISCAL YEAR-END(1)(2)
                             ACQUIRED ON     VALUE      -------------------------     -------------------------
                              EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                             -----------    --------    -------------------------     -------------------------
NAME                             (#)          ($)               (#) / (#)                     ($) / ($)
--------------------------   -----------    --------    -------------------------     -------------------------

Philip L. Carter                  --           --           750,000 / 75,000           15,562,500 / 960,937
Lawrence M. Higby                 --           --           269,998 / 220,002           4,882,872 / 3,794,003
John C. Maney                     --           --           225,000 / 30,000            5,639,062 / 384,375
Michael R. Dobbs                  --           --            86,666 / 43,334            1,999,984 / 694,391
Dennis E. Walsh                   --           --           117,866 / 64,134            2,033,585 / 1,169,290
Robert S. Holcombe                --           --            54,666 / 40,334              966,485 / 652,891

---------------------------

     (1) These amounts or calculations do not include options approved in 2000 which did not become effective until January 2, 2001.

     (2) Market value of the securities underlying the options at year-end, minus the exercise or base price of "in-the-money" options. The market value of a share of Apria's common stock at the close of trading on the last trading day of 2000 (December 29) was $29.75.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee since January 1, 2000 was either an officer or employee of the company.

                       EMPLOYMENT AND SEVERANCE AGREEMENTS

     Apria has employment agreements, nondisclosure/noncompetition agreements and/or severance agreements with the following executive officers and other persons listed in the Summary Compensation Table.

     Philip L. Carter. Pursuant to an Employment Agreement which became effective January 1, 2000, Mr. Carter serves as Apria's Chief Executive Officer. The Agreement has a two-year term, although it is extended one day for each day during its term. The Agreement may be terminated at any time by the company or Mr. Carter. The Agreement provides that Mr. Carter is to receive an annual salary of not less than $650,000 (his current annual salary is $680,000), subject to increases at the discretion of the company's Board of Directors or Compensation Committee, and is entitled to participate in Apria's annual bonus, incentive, stock and other benefit programs generally available to executive officers of the company. Mr. Carter is also entitled to receive (i) reasonable access to the company's accountants for personal financial planning, (ii) an automobile allowance, and (iii) reimbursement of certain other expenses. If the company terminates Mr. Carter's employment without cause, or if he terminates his employment with good reason (including upon a change in control), Mr. Carter shall receive a lump sum severance payout equal to his annual salary and car allowance that would have been payable through the remaining two-year term of the agreement, plus two times the sum of (i) the average of his two most recent annual bonuses and (ii) the average annual cost for company employees of obtaining certain post-employment medical insurance. The company shall be required to provide an office and secretarial support at a cost of not more than $50,000 during the year following such a termination. In addition, the vested portion of the 750,000 share stock option grant issued to Mr. Carter in 1998 will remain exercisable for a period of three years following such a termination. The Agreement also contains provisions designed to indemnify Mr. Carter on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code.

The company also has entered into a Nondisclosure and Noncompetition Agreement with Mr. Carter pursuant to which, if the company terminates Mr. Carter's employment without cause, or if he terminates his employment with good reason (including upon a change in control), Mr. Carter shall be entitled to receive cash payments in exchange for the performance of certain agreements pertaining to nondisclosure and noncompetition following the termination. Payments under the Nondisclosure and Noncompetition Agreement are required to be made in 52 equal weekly installments following the termination, and shall equal, in the aggregate, the sum of Mr. Carter's base salary, the average of his two most recent annual bonuses, his annual car allowance and an additional amount equal to the average annual cost for company employees of obtaining certain post-employment medical insurance.

     Lawrence M. Higby. Pursuant to an Amended and Restated Employment Agreement which became effective January 1, 2000, Mr. Higby serves as Apria's President and Chief Operating Officer. The Agreement is scheduled to expire January 18, 2002, although it is automatically extended for an additional year unless either the company or Mr. Higby declines to accept such extension. The Agreement provides that Mr. Higby is to receive an annual salary of not less than $400,000 (his current annual salary is $460,000), subject to increases at the discretion of the company's Board of Directors or Compensation Committee, and is entitled to participate in Apria's annual bonus, incentive, stock and other benefit programs generally available to executive officers of the company. Mr. Higby is also entitled to receive (i) reasonable access to the company's accountants for personal financial planning, (ii) an automobile allowance and (iii) reimbursement of certain other expenses. The Agreement also contains provisions designed to indemnify Mr. Higby on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code.

     The company also has entered into a Nondisclosure and Noncompetition Agreement with Mr. Higby pursuant to which, if the company terminates Mr. Higby's employment without cause, or if he terminates his employment with good reason (including upon a change in control), Mr. Higby shall be entitled to receive cash payments in exchange for the performance of certain agreements pertaining to nondisclosure and noncompetition following the termination. Payments under the Nondisclosure and Noncompetition Agreement are required to be made in 52 equal weekly installments following the termination, and shall equal, in the aggregate, three times the sum of (i) his annual base salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance, and (iv) an additional amount equal to the average annual cost for company employees of obtaining certain post-employment medical insurance. In addition, the vested portion of the 150,000 share stock option grant issued to Mr. Higby in January 1998 will remain exercisable for a period of three years following such termination.

     John C. Maney. Pursuant to an Employment Agreement which became effective on January 1, 2000, Mr. Maney serves as Apria's Executive Vice President and Chief Financial Officer. The Agreement has a two-year term, although it is extended one day for each day during its term. The Agreement may be terminated at any time by the company or Mr. Maney. The Agreement provides for an annual salary of not less than $350,000 (his current annual salary is $390,000), subject to increases at the discretion of the company, except that the increases for 2000, 2001 and 2002 shall not be less than 5% for each year. Mr. Maney is entitled to participate in Apria's annual bonus, incentive, stock and other benefit programs generally available to the Chief Executive Officer of the company. Mr. Maney is also entitled to (i) reasonable access to the company's accountants for personal financial planning, (ii) an automobile allowance, and
(iii) reimbursement of certain other expenses. If the company terminates Mr. Maney's employment without cause, or if he terminates his employment with good reason (including upon a change in control), Mr. Maney shall receive a lump sum severance payout equal to his annual salary and car allowance that would have been payable through the remaining two-year term of the agreement, plus two times the sum of (i) the average of his two most recent annual bonuses and (ii) the average annual cost for company employees of obtaining certain post-employment medical insurance. In addition, the vested portion of the 225,000 share stock option grant issued to Mr. Maney in 1998 will remain exercisable for a period of three years following such a termination. The Agreement also contains provisions designed to indemnify Mr. Maney on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code.

     Michael R. Dobbs. Pursuant to an Amended and Restated Executive Severance Agreement dated February 26, 1999, Mr. Dobbs serves as the company's Executive Vice President, Logistics and undertakes duties at Apria's discretion. The Agreement provides that Mr. Dobbs' salary shall be at the company's discretion. Currently, Mr. Dobbs' annual salary is $275,000. Mr. Dobbs is entitled to participate in Apria's annual bonus, incentive, stock and other benefit programs generally available to executive officers of the company. Mr. Dobbs is also entitled to receive reimbursement of certain other expenses at the company's discretion. If the company terminates Mr. Dobbs' employment without cause, or if he terminates his employment with good reason (including upon a change in control), Mr. Dobbs is entitled to a lump sum payment equal to two times the sum of (i) his annual salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance, and (iv) an additional amount equal to the average annual cost for company employees of obtaining certain post-employment medical insurance. The Agreement also contains provisions designed to indemnify Mr. Dobbs on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code.

     Robert S. Holcombe. In June 1997, Mr. Holcombe entered into an executive severance agreement with the company. Pursuant to that agreement, Mr. Holcombe serves in a position and undertakes duties at Apria's discretion. As of December 31, 2000, Mr. Holcombe served as Senior Vice President, General Counsel and Secretary of the company. The agreement provides that Mr. Holcombe's salary shall be at the company's discretion. Currently, his annual salary is $310,000. Mr. Holcombe is entitled to participate in Apria's stock option plans and all other benefit programs generally available to executive officers of the company at the company's discretion. He is also entitled to receive (i) such bonuses as the Compensation Committee may, from time to time, in its sole discretion award, and (ii) reimbursement of certain other expenses at the company's discretion. If the company terminates his employment without cause, Mr. Holcombe is entitled to a payment equal to the sum of (i) his annual salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance, and (iv) an additional amount equal to the average annual cost for company employees of obtaining certain post-employment medical insurance. However, if such termination occurs during the two-year period following a change of control of the company, Mr. Holcombe shall be entitled to a payment equal to twice such sum. Such payments shall be payable in periodic installments over one or two years.

     Dennis Walsh. Dennis Walsh had an executive severance agreement with the company. However, Mr. Walsh resigned from the company voluntarily and did not receive any benefits under that agreement.

                                PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns (1) for
(i) Apria for the period from January 1, 1996 until the end of the 2000 fiscal year, (ii) the S&P 500 Stock Index, and (iii) the Peer Group Index (2).

                                    [GRAPH]

                                  12/95(3)      12/96       12/97       12/98       12/99         12/00
                                  --------      ------      ------      ------      ------       ------

Apria Healthcare Group Inc.          100         66.37       47.57       31.64       63.50       105.31

S & P 500                            100        122.96      163.98      210.84      255.22       231.98

Peer Group                           100        151.37      175.63      199.09      168.12       271.74

----------------------

(1)  Total returns assumes reinvestment of dividends.

(2) The Peer Group Index is based on the cumulative total returns of the following companies: Coram Healthcare Corporation, Lincare Holdings, Inc., Optioncare, Inc., and American Homepatient, Inc. In years prior to 1998, Rotech Medical Corporation (no longer publicly owned) was included in the Peer Group Index.

(3)  Listed values represent dollars. Assumes $100 invested on December 31,
     1995.

     IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

     THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
                          BY CERTAIN COMPANY AFFILIATES

     Section 16(a) of the Exchange Act requires the company's Directors and officers, and persons who own more than 10% of a registered class of the company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The New York Stock Exchange, Inc. Directors, officers, and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the company with copies of the reports they file.

     Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the company believes that, except as provided below, all of its Directors, officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 2000 fiscal year. The one exception to complete compliance with such filing requirements is that a Form 4 filing for Lawrence A. Mastrovich reflecting the sale of 4,400 shares of the company's common stock upon the exercise of an employee stock option on January 31, 2000 was not filed until February 17, 2000.

          INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY

INDEPENDENT AUDITORS

     Deloitte & Touche LLP have been retained as the company's independent auditors for the 2001 fiscal year. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, may make a statement and will be available to answer appropriate questions.

AUDIT FEES

     The aggregate amount of fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the company's annual financial statements and the review of financial statements included in the Forms 10-Q filed for 2000 was $661,113.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate amount of fees billed by Deloitte & Touche LLP for financial systems design and implementation services rendered for 2000 was $1,115,730.

ALL OTHER FEES

     The aggregate amount of fees billed by Deloitte & Touche LLP for all other services rendered for 2000 was $193,456.

INDEPENDENCE

     The Audit Committee of the Board of Directors does not believe the fees billed by Deloitte & Touche LLP for nonaudit services during 2000 are incompatible with maintaining the auditors' independence.

                                  ANNUAL REPORT

     THE COMPANY'S 2000 ANNUAL REPORT CONTAINING AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2000 AND 1999 ACCOMPANIES THIS PROXY STATEMENT. UPON WRITTEN REQUEST, APRIA WILL SEND YOU, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS WILL ALSO BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF A FEE OF $.25 PER PAGE PLUS POSTAGE. THE WRITTEN REQUEST SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT (ATTENTION: MS. MAXINE ROCK), AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                            PROPOSALS OF STOCKHOLDERS

     For stockholder proposals to be considered for inclusion in the proxy materials for Apria's 2002 Annual Meeting of Stockholders under Securities and Exchange Commission Rule 14a-8, they must be received by the Secretary of the company no later than February 17, 2002. All other proposals will be deemed untimely unless submitted on or before May 3, 2002.

                                  OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.


By Order of the Board of Directors,



Robert S. Holcombe
Senior Vice President, General Counsel
and Secretary

Costa Mesa, California
June 18, 2001



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                    APPENDIX


                           APRIA HEALTHCARE GROUP INC.
                             AUDIT COMMITTEE CHARTER


The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the publicly disclosed financial statements of the company.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance and Nominating Committee.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the company, or the company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall:

1. Review and reassess this Charter and recommend any proposed changes to the Board for approval.

2. Review the company's publicly disclosed annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the company's publicly disclosed financial statements.

3. Review significant financial reporting issues and judgments brought to the Committee's attention and made in connection with the preparation of the company's publicly disclosed financial statements.

4.   Review the company's quarterly financial statements.

5. Review the company's major financial risk exposures that are brought to the Committee's attention and the steps taken to monitor and control such exposures.

6. Review major changes to the company's auditing and accounting principles and practices that are brought to the Committee's attention.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.   Approve the auditing fees to be paid to the independent auditor.

9. Receive reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor, and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11.  Review the planning and staffing of the audit.

12. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

13. Review with the independent auditor any significant problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the company's response to that letter.

14. Review legal matters brought to the Committee's attention that may have a material impact on the company's publicly disclosed financial statements.

15. Meet as appropriate with the Chief Financial Officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the company's Code of Ethical Business Conduct.

                       [APRIA HEALTHCARE GROUP INC. LOGO]

                          APRIA HEALTHCARE GROUP INC.
                               3560 Hyland Avenue
                          Costa Mesa, California 92626

The undersigned appoints Lawrence M. Higby, John C. Maney and Robert S. Holcombe, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Apria Healthcare Group Inc. (the "Company") held of record by the undersigned on May 31, 2001, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Company's Costa Mesa, California Headquarters, 3560 Hyland Avenue (Building No. 3500 - Grand Canyon Room), Costa Mesa, California 92626, beginning at 8:00 A.M., local time on Wednesday, July 18, 2001, and at any adjournment thereof, as designated on the reverse side hereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                     (SEE REVERSE FOR VOTING INSTRUCTIONS.)


                                                                     SEE REVERSE
                                                                         SIDE

[X] Please mark your
    votes as in this
    example

The Board of Directors recommends a vote FOR the nominees listed below.

               FOR the nominees listed below    WITHHOLD AUTHORITY
                  (except as noted to the        to vote for all
                      contrary below)          nominees listed below

Election of                [ ]                         [ ]
Directors

                                           NOMINEES:  01 David H. Batchelder
                                                      02 Philip L. Carter
                                                      03 David L. Goldsmith
                                                      04 Richard H. Koppes
                                                      05 Philip R. Lochner, Jr.
                                                      06 Beverly Benedict Thomas
                                                      07 Ralph V. Whitworth

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided below)

_______________________________________________________________________________

OTHER MATTERS
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

          Address Change? Mark Box
          Indicate changes below:            [ ]



Signature or signatures of stockholder: ______________________________________

DATED: ____________________________________ 2001
(YOUR SIGNATURE(S) SHOULD CONFORM TO YOUR NAME(S) AS PRINTED HEREON. CO-OWNERS SHOULD ALL SIGN.)